UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 5, 2016
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

Effective as of 6:00 p.m. on August 5, 2016, Ohio Valley Banc Corp. ("OVBC") completed its merger with Milton Bancorp, Inc. ("MB"), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 7, 2016, by and between OVBC and MB (the "Merger Agreement").  Pursuant to the terms of the Merger Agreement, MB was merged with and into OVBC (the "Merger").  Immediately following the Merger, MB's wholly-owned subsidiary, The Milton Banking Company ("Milton Bank"), was merged with and into OVBC's wholly-owned subsidiary, The Ohio Valley Bank Company ("Ohio Valley Bank").

As a result of the Merger and in accordance with the terms of the Merger Agreement, each MB common share was converted into the right to receive either 1,636 OVBC common shares, no par value, or cash in the amount of $37,219, subject to certain allocation procedures set forth in the Merger Agreement pursuant to which 80% of the 400 outstanding MB common shares were converted into the right to receive OVBC common shares and the remaining 20% of the outstanding MB common shares were converted into the right to receive cash.  Thus, after paying cash in lieu of fractional shares, OVBC sold 523,518 of its common shares as of August 5, 2016.

The sale of the OVBC common shares in connection with the Merger was exempt from registration pursuant to 17 C.F.R. Section 506(b) under the Securities Act of 1933.  MB had six holders of MB common shares, all of whom met the conditions specified in Section 506(b), and the offering was conducted in accordance with the requirements of 17 C.F.R. Sections 501 and 502, including the provision to the MB shareholders of all required information.  The OVBC common shares issued in the offering will be subject to the restrictions on transfer contained in 17 C.F.R. Section 502.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As required by the Merger Agreement, effective as of the effectiveness of the Merger on August 5, 2016, John G. Jones, the Chief Executive Officer and President of MB and Milton Bank, was appointed to the Boards of Directors of OVBC and Ohio Valley Bank for a term to expire upon the election of directors in 2017.  John Jones was not appointed to any committees.  John Jones was also appointed as the President of the Milton Banking Company division of Ohio Valley Bank.

In his capacity as a director and an officer of Ohio Valley Bank, John Jones will receive the following compensation:

•	a base salary of $240,385 per year, subject to annual review and increase by Ohio Valley Bank's Board of Directors;

•	monthly directors' fees, currently $350 per month for directors who are alsoemployees of the Bank, as well as the annual retainer payable to all directors,currently $14,700;
•
a Director Retirement Agreement, an Executive Retirement Agreement, eligibility to participate in the Director Deferred Compensation Plan or the Executive Deferred Compensation Agreement in an amount not to exceed $10,000 per year and awards for numbers of years of service on the Board of Directors; and

•
eligibility to participate in all bonus and benefit plans of Ohio Valley Bank available to all employees, including the bonus plan, Christmas gifts, the ProfitSharing Retirement Plan, the 401(k) plan, the Employees' Stock Ownership Plan,awards for years of service to the Bank and group term life insurance, health insurance, short- and long-term disability insurance, flexible compensation/cafeteria plan and optional life insurance.

Information regarding the director and employee bonus, benefit and retirement plans is included in OVBC's proxy statement for the 2016 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 1, 2016, under the heading "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS."  Such information is incorporated herein by reference.

John Jones's son, Ryan J. Jones, also has become an employee of OVBC and Ohio Valley Bank, serving as Vice President of OVBC and as Chief Operating Officer of the Milton Banking Company division of Ohio Valley Bank and Senior Vice President of Ohio Valley Bank.  In his capacity as an officer of Ohio Valley Bank, Ryan Jones will receive the following compensation:

•	a base salary of $154,070 per year, subject to annual review and increase by Ohio Valley Bank's Board of Directors;
•	an Executive Retirement Agreement and eligibility to participate in the Executive Deferred Compensation Agreement in an amount not to exceed $10,000 per year; and
•
eligibility to participate in all bonus and benefit plans of Ohio Valley Bank available to all employees, including the bonus plan, Christmas gifts, the Profit Sharing Retirement Plan, the 401(k) plan, the Employees' Stock Ownership Plan, awards for years of service to the Bank and group term life insurance, health insurance, short- and long-term disability insurance, flexible compensation/cafeteria plan and optional life insurance.

Milton Bank had, and Ohio Valley Bank has, banking transactions in the ordinary course of business with John Jones and persons related to John Jones, including Ryan Jones.  At the effective time of the Merger, John Jones and certain family members and entities with which he is associated had loans from Milton Bank, which are now loans from Ohio Valley Bank.  All of such loans (a) were not disclosed as nonaccrual, past due, restructured or potential problems; (b) were made in the ordinary course of Milton Bank's business; (c) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Milton Bank; and (d) did not involve more than the normal risk of collectability or present other unfavorable features.

Item 8.01    Other Events.

Effective as of 6:00 p.m. on August 5, 2016, OVBC completed its merger with MB, pursuant to the terms of the Merger Agreement.  Pursuant to the terms of the Merger Agreement, MB was merged with and into OVBC and Milton Bank was merged with and into Ohio Valley Bank.

As a result of the Merger and in accordance with the terms of the Merger Agreement, each MB common share was converted into the right to receive either 1,636 OVBC common shares, no par value, or cash in the amount of $37,219, subject to certain allocation procedures set forth in the Merger Agreement pursuant to which 80% of the 400 outstanding MB common shares were converted into the right to receive OVBC common shares, totaling 523,518 OVBC common shares after cashing out fractional shares, and the remaining 20% of the outstanding MB common shares were converted into the right to receive cash.  In addition, each outstanding MB preferred share was converted into the right to receive cash in the amount of $3,600 per share.

On August 5, 2016, OVBC issued a press release announcing the completion of the Merger.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	August 5, 2016	By:	/s/ Thomas E. Wiseman
Thomas E. Wiseman President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number                  Description

99.1                                                Press Release issued by Ohio Valley Banc Corp. dated August 5, 2016